UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2011

Virolab, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-54059	27-2787170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1840 Gateway Drive, Suite 200	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 283-2653

Accelerated Acquisitions X, Inc.)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2011, Virolab, Inc entered into a four-year employment agreement with James Smith, as the Chief Executive Officer (“CEO”) of the Company. The employment agreement with Mr. Smith provides that on completion of five million dollars in financing the Company shall begin to pay Smith at the rate of $275,000 per year, to be paid at the times and subject to the Company’s standard payroll practices, subject to applicable withholding.  Base salary shall be reviewed at least annually, and increased as determined by the Board.  So long as Mr. Smith has not been terminated for Cause, He will be eligible for bonus compensation, payable immediately following completion of the Company’s financial statements for each full fiscal year, commencing with the 2012 fiscal year.  Mr. Smith’s annual bonus target shall be 100% of his base salary, as adjusted from time to time, based upon the Company’s achieving 100% of certain financial metrics (“Plan Targets”) to be determined by the Board.

In consideration of the services, the Company agreed to issue a non-qualified option (pursuant to the Company’s 2010 Stock Plan) to purchase 1,250,000 shares of the Company’s common stock at an exercise price of $0.10 per share.  The Company shall have a re-purchase option with respect to the shares which are the subject of the option which shall lapse with respect to 6.25% of the total number of shares which are the subject of the option three (3) months after the effective date of the agreement, and the re-purchase option shall further lapse ratably with respect to the remaining shares on a monthly basis thereafter over a 45-month period.  Notwithstanding the foregoing, in the event of a closing of a Change of Control transaction, all options from this agreement and others shall immediately vest and become fully exercisable.

              If after ninety days of employment Smith is terminated other than for “Cause” or if he resigns as a result of a “Constructive Termination,” then Smith shall be offered, in exchange for a release of all claims, a lump sum severance payment equal to 12 months base salary and a lump sum payment equal to 50% of all bonus payments made in the 12 months prior to the end of employment date, as then determined.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 6, 2011, the Company filed a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to which the Company changed its name from Accelerated Acquisitions X, Inc. to Virolab, Inc.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Amendment to Articles of Incorporation

10.1	Employment Agreement dated April 15, 2011 between Virolab, Inc. (the “Company”) and James A.D. Smith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virolab,  Inc.

By:	/s/ James A. D. Smith
Name:	James A. D. Smith

Title:  CEO

Dated: April 18, 2011

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

3.1	Amendment to Articles of Incorporation

10.1	Employment Agreement dated April 15, 2011 between Virolab, Inc. (the “Company”) and James A.D. Smith